EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-123370) on Form S-8 of Paulson Capital Corp. of our report dated March 10, 2011, relating to our audit of the consolidated financial statements and the financial statement schedules, included and incorporated by reference in this Annual Report on Form 10-K of Paulson Capital Corp. for the year ended December 31, 2010.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

March 10, 2011